Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PUGET SOUND ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	(1)	Debt	Senior Secured Notes of Puget Sound Energy, Inc.	Rule 456(b) and Rule 457(r)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	(2)	Debt	Senior Secured Notes of Puget Sound Energy, Inc.	415(a)(6)			$200,000,000			S-3	333-266649	August 8, 2022	$18,540

		Total Offering Amounts					$200,000,000		$0.00

		Total Fees Previously Paid							$0.00

		Total Fee Offsets							$0.00

		Net Fee Due							$0.00

(1)

An indeterminate aggregate offering price or number of securities are being registered as from time to time may be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the entire registration fee subject to the conditions set forth in such rules. Any registration fees will be paid subsequently on a “pay-as-you-go” basis.

(2)

On August 8, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-266649) (the “Prior Registration Statement”) with the Securities and Exchange Commission (“SEC”), registering an aggregate principal amount of $1,400,000,000 of senior secured notes, for which a filing fee of $129,780 was paid. The Prior Registration Statement was declared effective by the SEC on August 23, 2022. On May 16, 2023, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of senior secured notes in an aggregate principal amount of $400,000,000 and on June 5, 2024, the registrant filed a prospectus supplement pursuant to Rule 424(b)(5) to register the issuance of senior secured notes in an aggregate principal amount of $800,000,000.

As of the date hereof, the registrant has not sold any additional senior secured notes registered for sale pursuant to the Prior Registration Statement. The registrant is registering the offer and sale of the remaining $200,000,000 aggregate principal amount of senior secured notes that has not been sold pursuant to the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, as amended, the Unsold Securities are being carried forward and the $18,540 filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.